EMPLOYMENT AGREEMENT


EMPLOYMENT AGREEMENT ("Agreement") made and entered as of June 15th, 2003, by and among E Content Inc. (the "Company"), a Delaware corporation, and Peter Keefe (the "Executive").

                                   BACKGROUND

         The parties desire to enter into an employment agreement and to set forth herein the terms and conditions of the Executive's employment by the Company. Accordingly, in consideration of the mutual covenants and agreements set forth herein and the mutual benefits to be derived here from, and intending to be legally bound hereby, the Company and the Executive agree as follows:


1.       Employment.

                  (a) Duties. The Company shall employ the Executive, on the terms set forth in this Agreement, as President. The Executive accepts such employment with the Company and shall perform and fulfill such duties as are reasonable and necessary for such position, subject to the Board of Directors of the Company (the "Board"), for the Company and its subsidiaries, devoting his best efforts to the performance and fulfillment of his duties and to the advancement of the interests of the Company, subject only to the direction, approval, control and directives of the Board. Executive will be granted a seat on the Company Board of Directors at the earliest of the Company.

                  (b) Place of Performance. In connection with his employment by the Company, the Executive shall be based in the Los Angeles, California metropolitan area, except for required travel on Company business.

2.       Term.

                  The Executive's employment under this Agreement shall be for a three-year term (the "Term") commencing as of June 15, 2003 (the "Commencement Date") and shall continue uninterrupted for the Term. Each year, on the anniversary date of the Commencement Date, the Term shall be extended for an additional year, the effect of which is intended by the parties to be that there shall always be a full three-year Term outstanding under this Agreement.

3.       Compensation.

                  (a) Base Salary, During the Term, the Executive shall be entitled to receive an annual salary as follows:

                  (1) for the year ending June 15, 2004, $185,000
                  (2) for the year ending June 15, 2005, $203,500
                  (3) for the year ending June 15, 2006, $223,850, which shall be the base salary (the "Base Salary") for the remaining Term, payable in installments at such times as the Company customarily pays its other Senior Executive employees (but in any event no less often than monthly).
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                  (b) Each year thereafter, for the Term, the Executive shall receive an increase in Base Salary of at least ten percent (10%) (but which may be greater in the determination of the Compensation Committee) of the current Base Salary, which increase shall be added to the then-current Base Salary to become the new Base Salary for the purposes of this Agreement.

                  (c) In the event of a change in control such as would require the Company to file a Form 8-K with the Securities and Exchange Commission if the Company was a reporting company, the Executive shall receive a lump sum payment equal to the Base Salary, with minimum ten percent (10%) increases each year, for the remaining Term, plus a lump sum bonus equal to three times the largest bonus paid to Executive under this Agreement.

                  (d) Bonus. Executive shall receive an annual bonus in accordance with a Company Bonus Plan adopted by the Compensation Committee of the Board.

4.       Health Insurance and Other Benefits.

                  During the Term, the Executive shall be entitled to all employee benefits offered by the Company to its Senior Executives and key management employees, including, without limitation, all pension, profit sharing, retirement, stock option, salary continuation, deferred compensation, disability insurance, hospitalization insurance, major medical insurance, medical reimbursement, survivor income, life insurance or any other benefit plan or arrangement established and maintained by the Company, subject to the rules and regulations then in effect regarding participation therein. In addition, the Company shall procure and fund for Executive a life insurance policy in the amount of One Million ($1,000,000.00) Dollars with the beneficiary to be named by Executive.

5.       Reimbursement of Expenses.

                  The Executive shall be reimbursed for all items of travel, entertainment and miscellaneous expenses which the Executive reasonably incurs in connection with the performance of his duties hereunder, provided that the Executive submit to the Company such statements and other evidence supporting said expenses as the Company may reasonably require.

6.       Automobile Allowance.

                  The Company shall pay Executive a monthly automobile allowance of Seven Hundred ($700.00) Dollars for the first year of this Agreement, Eight Hundred Fifty ($850.00) Dollars per month for the second year and One Thousand Fifty ($1050.00) Dollars per month thereafter, subject to increase by the Board.

7.       Options: Grant of Shares.

                  (a) Upon the execution of this Agreement, the Company will issue to Executive options to purchase at least four hundred thousand (400,000) shares (the "Shares") of the Company's common stock $0.08 par value, exercisable at the price of $0.25 per share. These options shall expire Seven years from the date hereof and shall vest as follows:
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                  (i) One Hundred Thousand (100,000) shares as of June 15, 2003;

                  (ii) One Hundred Thousand (100,000) shares as of June 15,
                  2004;

                  (iii) One Hundred Thousand (100,000) shares as of June 15,
                  2005;

                  (iv) One Hundred Thousand (100,000) shares as of June 15,
                  2006.


                  Options will be exercisable upon vesting. In the event of a change in control such that would require the Company to file a Form 8-K with the Securities and Exchange Commission if the Company was a reporting company, all unvested options will be immediately exercisable. Options may be exercised by the Executive giving the Company a note, " the Exercise note", equal to the exercise price of the options exercised, which shall bear interest at a floating rate equal to the Federal Funds Rate published in the Wall Street Journal as adjusted from time to time, with a term of up to one year, enunciated on the date of exercise, and collateralized by;

                           1.)The underlying shares of the Company's common
                  stock purchased with the note; and
                           2.)Such additional shares required to support the
                  note value, including interest accrued to the preceding month's end, should the price of the Company's common stock fall below the exercise price for more than 5 consecutive business days during any time period the note is outstanding.

         The payment of the exercise price; or the payment of the exercise note; may be in cash or check; or payment is permitted to be made by the exchange of fully paid, non-accessible shares of the Company's Stock held by the employee and outstanding at the time of exercise or payment of the exercise note, "payment date". The exchange rate for purposes of calculating the quantity of shares to be exchanged for the exercise price or the exercise note shall be the closing quoted share price of the Company's common stock on the preceding business day of the payment date, /(divided by) the total exercise price or balance of the exercise note.


                  (b) The Executive will also be eligible to participate in the 2003 Stock Option Plan when, as and if approved by the Board. Eligibility in no way creates an obligation on the part of the Company to issue options to the Executive, which shall be in the sole and absolute discretion of the Compensation Committee of the Board.

                  (c) Upon execution of this Agreement, Executive shall receive a grant of three million (3,000,000) shares of the Company's common stock.

8.       Vacations.

                  The Executive shall be entitled to the number of paid vacation days in each calendar year determined by the Company from time to time for its Senior Executive Officers, but not less than four (4) weeks in any calendar year (prorated in any calendar year during which the Executive is employed hereunder for less than the entire year in accordance with the number of days in such calendar year during which he is so employed). The Executive shall also be entitled to all paid holidays given by the Company to its Senior Executive Officers.

9.       Termination of Employment.

                  (a) Death or Total Disability. In the event of the death of the Executive during the Term, this Agreement shall terminate as of the date of the Executive's death. Salary for the remaining Term shall be paid to Executive's beneficiary or estate, and all health insurance benefits for Executive's family shall be continued for at least two (5) years following the Executive's death. In the event of the Total Disability (as that term is defined below) of the Executive for any consecutive twenty four (24) months during the Term, the Company shall have the right to terminate this Agreement by giving the Executive thirty (30) days' prior written notice thereof, and upon the expiration of such thirty (30) day period, the Executive's employment under this Agreement shall terminate. In the event of such termination, the salary for the remaining Term shall be paid to Executive. If the Executive shall resume his duties within thirty (30) days after receipt of such a notice of termination, this Agreement shall continue in full force and effect. Upon termination of this Agreement under this Section 9(a), the Company shall have no further obligations or liabilities under this Agreement, except to pay to the Executive's estate or the Executive, as the case may be, the portion of salary that remains unpaid for the Term, including minimum increases and continuation of benefits,

                  The term "Total Disability," as used herein, shall mean a mental or physical condition, which in the reasonable opinion of an independent medical doctor selected by the Company renders the Executive unable or incompetent to carry out the material duties and responsibilities of the Executive under this Agreement at the time the disabling condition was incurred. If the Executive is covered under any policy of disability insurance under paragraph 4, the definition of Total Disability hereunder shall be the definition of that term in such policy.

10.      No Mitigation.

                  The Executive shall not be required to mitigate the amount of any payment or benefit provided for in this Agreement by seeking other employment or otherwise, nor shall the amount of any payment provided for in this Agreement be reduced by any compensation earned by the Executive as the result of his employment by another employer.

11.      Restrictive Covenant.

                         (a) Competition. Executive undertakes and agrees that,
            during the term of his employment with the Company, with the exception of the existing relationships listed on Attachment A to this agreement, he will not become an officer, employee or consultant of any business that directly competes with the business of the Company or any of its subsidiaries.

                   (b) Trade Secrets. During the Term hereof and after termination for any reason, Executive shall not disclose, divulge, copy or otherwise use any trade secret of the Company or its subsidiaries, it being acknowledged that all such information and materials complied or obtained by or disclosed to Executive while employed by the Company or its subsidiaries hereunder or otherwise are confidential and the exclusive property of the Company and its subsidiaries.

12.      Indemnity.

                  The Company shall indemnify and hold the Executive harmless to the maximum extent permitted by law against any claim, action, demand, loss, damage, cost, expense, liability or penalty arising out of any act, failure to act, omission or decision by him while performing services as an officer, director or employee of the Company, other than as act, omission or decision by the Executive which is not in good faith and is without his reasonable belief that same is, or was, in the best interests of the Company. To the extent permitted by law, the Company shall pay all attorney's fees, expenses and costs actually incurred by the Executive in connection with the defense of any of the claims referenced herein.

13.      Miscellaneous.

                  (a) Notices. Any notice, demand or communication required or permitted under this Agreement shall be in writing and shall either be hand-delivered to the other party or mailed to the addresses set forth below by registered or certified mail, return receipt requested, or sent by overnight express mail or courier or facsimile to such address, if a party has a facsimile machine. Notice shall be deemed to have been given and received when so hand-delivered or after three (3) business days when so deposited in the U.S. Mail, or when transmitted and received by facsimile or sent by express mail properly addressed to the other party. The addresses are:

                  To the Company:

                  E Content Inc.
                  West Palm Beach, Florida

                  To the Executive:

                  Mr. Peter Keefe
                  6467 Zuma View Place unit # 160, Malibu Beach, CA 90265

         The foregoing addresses may be changed at any time by written notice given in the manner herein provided.

                  (b) Integration; Modification. This Agreement constitutes the entire understanding and agreement between the Company and the Executive regarding its subject matter and supersedes all prior negotiations and agreements, whether oral or written, between them with respect to its subject matter. This Agreement may not be modified except by a written agreement signed by the Executive and a duly authorized officer of the Company,

                  (c) Enforceability. If any provision of this Agreement shall be invalid or unenforceable, in whole or in part, such provision shall be deemed to be modified or restricted to the extent and in the manner necessary to render the same valid and enforceable, or shall be deemed excises from this Agreement, as the case may require, and this Agreement shall be construed and enforced to the maximum extent permitted by law as if such provision had been originally incorporated herein as so modified or restricted, or as if such provision had not been originally incorporated herein, as the case may be.

                  (d) Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties, including and their respective heirs, executors, successors and assigns, except that this Agreement may not be assigned by the Executive.

                  (e) Waiver of Breach. No waiver by either party of any condition or of the breach by the other of any term or covenant contained in this Agreement, whether by conduct or otherwise, in any one or more instances shall be deemed or construed as a further or continuing waiver of any such condition or breach or a waiver of any other condition, or the breach of any other term or covenant set forth in this Agreement. Moreover, the failure of either party to exercise any right hereunder shall not bar the later exercise thereof.

                  (f) Governing Law and Interpretation. This Agreement shall be governed by the internal laws of the Delaware. Each of the parties agrees that he or it, as the case may be, shall deal fairly and in good faith with the other party in performing, observing and complying with the covenants, promises, duties, obligations, terms and conditions to be performed, observed or complied with by him or it, as the case may be, hereunder; and that this Agreement shall be interpreted, construed and enforced in accordance with the foregoing covenant notwithstanding any law to the contrary.

                  (g) Headings. The headings of the various sections and paragraphs have been included herein for convenience only and shall not be considered in interpreting this Agreement.

                  (h) Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.


                  IN WITNESS WHEREOF, this Agreement has been executed by the Executive and on behalf of the Company by its duly authorized officer(s) on the date first above written.

         E Content Inc.


         By:      ________________________________________
                  Gary Goodell, Director



         By:     ________________________________________
                       William Campbell, Director


         Executive:  Peter Keefe


         By:      ________________________________________
                  Peter Keefe

ATTACHMENT A


The Company acknowledges that, at the time of the execution of this Agreement, Executive Peter Keefe, has an existing relationship with JRS Properties LLC relating to their 9 DOG CHRISTMAS and 9 DOG HALLOWEEN properties and with Legendary Entertainment Inc. and Lacey Entertainment relating to the Z FORCE property.

The Company agrees that Executive may continue to perform whatever duties may be necessary, at Executive's sole discretion, to further the production and commercial exploitation of those properties, separate and apart from Executive's work with the Company.

Any of Executive's activities relating to the properties are deemed to be outside the scope and terms of Executive's Employment Agreement with the Company by the Company and any such activities are unaffected by any terms and conditions of that Employment Agreement.